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                              AMENDED AND RESTATED

                                     BY-LAWS

                                       OF

                              DELCATH SYSTEMS, INC.

                             A Delaware Corporation


                                    ARTICLE I

                            MEETINGS OF STOCKHOLDERS

         Section 1. Annual Meeting. A meeting of stockholders shall be held annually for the election of directors and the transaction of such other business as may properly come before the meeting. Such meeting shall be held at such time and at such place either within or without the State of Delaware as may be fixed from time to time by the board of directors.

         Section 2. Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation, may be called by the Chief Executive Officer, the President or any three directors, and shall be called by the President or the Chief Executive Officer at the written request of the holders of at least twenty percent (20%) of the outstanding shares entitled to vote at such meeting. Special meetings of stockholders may be held at such place, within or without the State of Delaware, as shall be stated in the notice of the meeting.

         Section 3. Notice of Meetings. Notice of each meeting shall be given in writing and state the place, date and hour of the meeting and in the case of special meetings, (i) the purpose or purposes for which the meeting is called, and (ii) at whose direction the notice is being issued. A copy of the notice of any meeting shall be delivered not less than ten nor more than fifty days before the date of the meeting, either personally or by mail, by or at the direction of the Chief Executive Officer, the President, the Secretary or the officer or persons calling the meeting, to each stockholder of record entitled to vote at such meeting.

         When a meeting is adjourned to another time or place, it shall not be necessary to give any notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken, and at the adjourned meeting any business may be transacted that might have been transacted on the original date of the meeting. However, if after the adjournment the board of directors fixes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record on the new record date entitled to notice.

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         Section 4. Quorum of Stockholders. The holders of a majority of the shares of stock issued and outstanding and entitled to vote, represented in person or by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of any business except as otherwise provided by statute or by the certificate of incorporation. Once a quorum is present to organize a meeting, it is not broken by the subsequent withdrawal of any stockholders. However, if a quorum shall not be present or represented at any meeting of the stockholders, the stockholders present in person or represented by proxy shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which otherwise might have been transacted at the meeting as originally notified.

         Section 5. Organization of Meeting. The Chief Executive Officer, or in his absence the President, shall call to order meetings of stockholders and shall act as chairman of such meetings. The board of directors, or, if the board of directors fails to act, the Stockholder, may appoint any Stockholder, director or officer of the corporation to act as chairman of any meeting in the absence of the Chief Executive Officer and the President.

         The Secretary of the corporation shall act as secretary of all meetings of stockholders, but, in the absence of the Secretary, the chairman of the meeting may appoint any other person to act as secretary of any meeting.

         Section 6. Voting. If a quorum is present, the vote of a majority of the shares of stock entitled to vote and represented at the meeting shall be the act of the stockholders, unless the vote of a greater or lesser number of shares of stock is required by law or the certificate of incorporation.

         Section 7. Qualification of Voters and Proxies. Except as may be provided in the certificate of incorporation, each outstanding share of stock having voting power shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders. A stockholder may vote either in person or by written proxy executed by the stockholder or by his duly authorized attorney-in-fact.

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         Section 8. Inspectors. The board of directors in advance of any stockholders' meeting may appoint one or more inspectors to act at the meeting or any adjournment thereof. If inspectors are not so appointed, the person presiding at the stockholders' meeting may, and, on the request of any stockholder entitled to vote thereat, shall appoint one or more inspectors. In case any person appointed as inspector fails to appear or act, the vacancy may be filled by appointment made by the board of directors in advance of the meeting or at the meeting by the person presiding thereat. Each person appointed to serve as inspector, in advance of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability.

         Section 9. Written Consent of Stockholders. Whenever stockholders are required or permitted to take any action by vote, such action may be taken without a meeting on written consent, setting forth the action so taken signed by the holders of outstanding shares having not less than the minimum number of votes necessary to take such action at a meeting at which all shares entitled to vote thereon were present.

                                   ARTICLE II

                                    DIRECTORS

         Section 1. Qualification, Number, Election and Term of Directors. The board of directors shall consist of such number as shall be set by the board of directors, consistent with the corporation's certificate of incorporation, as amended from time to time. Directors shall be at least eighteen years of age and need not be stockholders of the corporation. The directors, other than the first board of directors, shall be elected at the annual meeting of the stockholders, except as hereinafter provided, and each director elected shall serve until his successor shall have been elected and qualified. The class, the term of office and the class of stockholders entitled to elect such directors, shall be set forth in the corporation's certificate of incorporation, as amended from time to time.

         Section 2. Removal of Directors. Any or all of the directors may be removed only as set forth in the corporation's certificate of incorporation, as amended from time to time.

         Section 3. Resignation of Directors. Any director of the corporation may resign at any time by giving written notice to the board of directors, the Chief Executive Officer, the President, or the Secretary. Any such resignation shall take effect at the time specified therein or, if the time be not specified therein, then upon receipt thereof. The acceptance of such resignation shall not be necessary to make it effective, unless its effectiveness is made dependent upon acceptance.

         Section 4. Newly Created Directorships and Vacancies. Newly created directorships resulting from an increase in the number of directors and vacancies occurring in the board for any reason may be filled only by vote of the board of directors then in office in the manner provided in the corporation's certificate of incorporation, as amended from time to time.

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         Section 5. Management of Business Affairs. The business affairs of the corporation shall be managed by its board of directors, which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation or by these by-laws directed or required to be exercised or done by the stockholders.

         Section 6. Books. The directors shall keep the books of the corporation at such place or places as they may from time to time determine, except as otherwise required by law.

         Section 7. Compensation. The board of directors, by the vote of a majority of the directors then in office, and irrespective of any personal interest of any of its members, shall have authority to establish reasonable compensation of all directors for services to the corporation as directors, officers or otherwise.

                                   ARTICLE III

                       MEETINGS OF THE BOARD OF DIRECTORS

         Section 1. Number and Place of Meetings. The number of meetings of the board to be held each year shall be determined by the board from time to time at such location as the board shall determine. Board members will be reimbursed for all expenses incurred in attending board meetings and working on other special projects at the request of the corporation and shall receive such other compensation as may be established pursuant to Article II, Section 7.

         Section 2. Annual Meetings. The annual meetings of each newly elected board of directors shall be held immediately after the annual meeting of stockholders and notice of such meeting need not be given to the newly elected directors to constitute such meeting as a meeting called in full compliance with the law, provided a quorum shall be present, or it may convene at such place and time as shall be fixed by and with the written consent of all the directors.

         Section 3. Regular Meetings. Regular meetings of the board of directors may be held upon such notice, or without notice, and at such time and place as shall from time to time be determined by the board.

         Section 4. Special Meetings. Special meetings of the board of directors may be called by the Chief Executive Officer, the President or any two directors on two days' notice to each director.

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         Section 5. Notice and Waiver Thereof. Notice of a meeting need not be given to any director who submits a signed waiver of notice whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice of waiver or notice of such meeting.

         Section 6. Quorum and Action by Board of Directors. A majority of the directors shall constitute a quorum for the transaction of business unless a greater or lesser number is required by law or by the certificate of incorporation. The vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the board of directors, unless the vote of a greater number is required by law or by the certificate of incorporation. If a quorum shall not be present at any meeting of directors, the majority of directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

         Section 7. Organization of Meeting. Meetings shall be presided over by such person as the directors may select. The Secretary of the corporation shall act as secretary of the meeting, but in his absence the chairperson of the meeting may appoint any person to act as secretary of the meeting.

         Section 8. Consent of Directors in Lieu of Meeting. Any action required or permitted to be taken by the board of directors or any committee thereof may be taken without a meeting if all members of the board of directors or the committee consent in writing to the adoption of a resolution authorizing such action. The resolution and the written consents thereto by the members of the board of directors of the committee shall be filed with the minutes of the proceedings of the board of directors or the committee.

         Section 9. Other Means of Participation in Meeting. Any one or more members of the board of directors or any committee thereof may participate in a meeting of such board of directors or committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

                                   ARTICLE IV

                      COMMITTEES OF THE BOARD OF DIRECTORS

         Section 1. Executive Committee. The board of directors, by resolution adopted by a majority of the entire board of directors, may designate, from among its members, an executive committee, consisting of two or more directors, which, shall have the rights, power and authority of the board of directors as may from time to time be granted to it to the extent permitted by law.

         Section 2. Audit Committee. The board of directors, by resolution adopted by a majority of the entire board of directors, shall designate, from among its members, an audit committee, consisting of two or more members, which shall have the authority to oversee and monitor management's and the corporation's independent auditors' participation in the financial reporting process as set forth in its charter or as otherwise required by law or the rules of the Securities and Exchange Commission, National Association of Securities Dealers, Inc., or any stock exchange on which the corporation's securities are listed.

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         Section 3. Compensation Committee. The board of directors, by resolution adopted by a majority of the entire board of directors, may designate from among its members, a compensation committee, consisting of two or more directors, which shall have the rights, power and authority of the board of directors in matters relating to compensation of employees, consultants and directors and administration of the corporation's stock option plans and other incentive plans and such other matters as may from time to time be granted to it to the extent permitted by law.

         Section 4. Other Committees. The board of directors, by resolutions adopted by a majority of the entire board of directors, may appoint such other committee or committees as it shall deem advisable and with such rights, power and authority as it shall prescribe. Each such committee shall consist of one or more directors.

         Section 5. Committee Changes. The board of directors shall have to power at any time to fill vacancies in, to change the membership of, and to discharge any committee.

         Section 6. Procedure and Meetings. Each committee shall fix its own rules of procedure and shall meet at such times and at such place or places as may be provided by such rules or as the members of the committee shall fix. The committee shall keep regular minutes of its meetings, which it shall deliver to the board of directors from time to time. The chairman of a committee or, in his or her absence, a member of the committee chosen by a majority of the members present, shall preside at meetings of the committee; and a person chosen by the committee shall act as secretary of the committee and record the minutes.

         Section 7. Quorum. A majority of the committee shall constitute a quorum for the transaction of business, and the affirmative vote of a majority of the members present at any meeting at which there is a quorum shall be required for any action of the committee; provided, however, that when a committee of one member is authorized under the provisions of this Article, that one member shall constitute a quorum.

         Section 8. Resignation of Members of a Committee. Any member of any committee may resign at any time by giving written notice to the board of directors, the Chief Executive Officer, or the President or the Secretary. Any such resignation shall take effect at the time specified therein or, if the time be not specified therein, then upon receipt thereof. The acceptance of such resignation shall not be necessary to make it effective.

                                    ARTICLE V

                                     NOTICES

         Section 1. Requirements of Notice. Whenever, under the provisions of the General Corporation Law of the State of Delaware or of the certificate of incorporation or of these by-laws, notice is required to be given to any director or stockholder, such notice may be given in writing, by mail, addressed to such director or stockholder, at his address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Unless written notice by mail is required by law, written notice may also be given by telegram, messenger, electronic mail or telecopy. Notice given other than by mail shall be deemed given upon receipt. Notice to directors may also be given by telephone.

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         Section 2. Waiver of Notice. Whenever any notice of a meeting is required to be given under the provisions of the General Corporation Law of the State of Delaware or under the provisions of the certificate of incorporation or these by-laws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

                                   ARTICLE VI

                                    OFFICERS

         Section 1. Executive Officers. The officers of the corporation shall be chosen by the board of directors and shall consist of a Chief Executive Officer, a President, a Secretary and a Treasurer. The board of directors may also choose one or more Vice Presidents, Assistant Secretaries and Assistant Treasurers. None of the officers of the corporation need be a member of the board of directors. Any number of offices may be held by the same person.

         Section 2. Other Offices. The board of directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board of directors.

         Section 3. Election of Officers. The board of directors at its first meeting after each annual meeting of the stockholders shall choose a Chief Executive Officer, a President, a Secretary, a Treasurer and any other officers as the board of directors shall determine.

         Section 4. Compensation of Officers. The compensation of all officers of the corporation shall be fixed by the board of directors.

         Section 5. Term of Office, Removal of Officers, Vacancy. The officers of the corporation shall hold office for the term for which they are elected or appointed, and until their successors are chosen and qualified. Any officer elected or appointed by the board of directors may be removed at any time by vote of the board of directors. Removal from office, however, shall not prejudice the contract rights, if any, of the person removed. Any vacancy occurring in any office of the corporation shall be filled by the board of directors.

         Section 6. Resignation of Officers. Any officer of the corporation may resign at any time by giving written notice to the board of directors, the Chief Executive Officer, the President, or the Secretary. Any such resignation shall take effect at the time specified therein, or, if the time be not specified therein, then upon receipt thereof. The acceptance of such resignation shall not be necessary to make it effective.

         Section 7. Duties of the Officers. Officers shall perform their duties as officers in good faith and with the degree of care that an ordinarily prudent person in a like position would use under similar circumstances.

         Section 8. Duties of the Chief Executive Officer. The Chief Executive Officer shall be the chief executive officer of the corporation, and shall have general management of the business of the corporation, subject to the control of the board of directors. He shall have and perform such powers and duties as the board of directors may from time to time prescribe.

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         Section 9. Duties of the President. The President shall be the chief operating officer of the corporation, shall have active management of the business of the corporation and shall see that all orders and resolutions of the board of directors are carried into effect. He shall have such other powers and duties as the board of directors or the Chief Executive Officer assigns to him.

         Section 10. Duties of the Vice President The Vice President or, if there shall be more than one, the Vice Presidents, in the order determined by the board of directors, shall, in the absence or disability of the President, perform the duties and exercise the powers of the President and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

         Section 11. Duties of the Secretary. The secretary shall attend all meetings of the board of directors and all meetings of the stockholders and record all the proceedings of the corporation and of the board of directors in a book to be kept for that purpose and shall perform like duties for the standing committee when required. He shall give, or cause to be given, notice of all meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors. He shall have custody of the corporate seal of the corporation and he and/or any Assistant Secretary shall have authority to affix the same to any instrument requiring it and, when so affixed, it may be attested to by his signature or by the signature of such Assistant Secretary. The board of directors may give general authority to any other officer to affix the seal of the corporation and to attest to the affixing by his signature.

         Section 12. Duties of the Assistant Secretary or Assistant Secretaries. The Assistant Secretary, if there be any, or, if there be more than one, the Assistant Secretaries in the order determined by the board of directors, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

         Section 13. Duties of the Treasurer. The Treasurer shall have the custody of the corporation funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors. He shall perform all other duties incident to the office of Treasurer and shall have such other powers and duties as the board of directors assigns to him.

         Section 14. Duties of the Assistant Treasurer or Assistant Treasurers. The Assistant Treasurer, if there be any, or, if there shall be more than one, the Assistant Treasurers in the order determined by the board of directors, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

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                                   ARTICLE VII

                             CERTIFICATE FOR SHARES

         Section 1. General Requirements. The shares of the corporation shall be represented by certificates signed by the President or the Vice President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer of the corporation and may be sealed with the seal of the corporation or a facsimile thereof. In addition, the board of directors may provide by resolution that some or all of any or all classes and series of its shares be uncertificated shares, provided that such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the corporation.

         When the corporation is authorized to issue shares of more than one class there shall be set forth upon the face or back of the certificate (or the certificate shall have a statement that the corporation will furnish to any stockholder upon request and without charge) a full statement of the designation, relative rights, preferences, and limitations of the shares of each class authorized to be issued.

         When the corporation is authorized to issue any class of preferred shares in series, there shall be set forth upon the face or back of the certificate (or the certificate shall have a statement that the corporation will furnish to any stockholder upon request and without charge) a full statement of the designation, relative rights, preferences and limitations of each such series, so far as the same have been fixed, and the authority of the board to designate and fix the relative rights, preferences and limitations of other series.

         Section 2. Facsimile Signatures. The signatures of the officers of the corporation upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar other than the corporation itself or an employee of the corporation. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the date of issue.

         Section 3. Lost Certificate. The board of directors may direct a new certificate to be issued in place of any certificate theretofore issued by the corporation which is alleged to have been lost, stolen or destroyed. When authorizing such issue of a new certificate, the board of directors, in its discretion and as a condition precedent to the issuance thereof, may prescribe such terms and conditions as it deems expedient, and may require such indemnities as it deems adequate, to protect the corporation from any claim that may be made against it with respect to any such certificate alleged to have been lost or destroyed.

         Section 4. Transfer of Shares. Upon surrender to the corporation or the transfer agent of the corporation of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, a new certificate shall be issued to the person entitled thereto and the old certificate cancelled and the transaction recorded upon the books of the corporation.

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         Section 5. Fixing Record Date. For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining stockholders entitled to receive payments of any dividend or the allotment of any rights, or for the purpose of any other action, the board of directors may fix, in advance, a date as the record date for any such determination of stockholders. Such date shall not be more than sixty nor less than ten days before the date of such meeting nor more than sixty days prior to any other action. When a determination of stockholders of record entitled to notice of or to vote at any meeting of stockholders has been made as provided in this section, such determination shall apply to any adjournment thereof, unless the board of directors fixes a new record date for the adjourned meeting.

         Section 6. Registered Stockholders. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

         Section 7. List of Stockholders. A list of stockholders as of the record date, certified by the corporate officer responsible for its preparation or by a transfer agent, shall be produced at any meeting upon the request thereat or prior thereto of any stockholder. If the right to vote at any meeting is challenged, the inspector(s) or person presiding thereat, shall require such list of stockholders to be produced as evidence of the right of the persons challenged to vote at such meeting and all persons who appear from such list to be stockholders entitled to vote thereat may vote at such meeting.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

         Section 1. Dividends - General Requirements. Subject to the provisions of the certificate of incorporation relating thereto, if any, dividends may be declared by the board of directors at any regular or special meeting, pursuant to any provisions of law. Dividends may be paid in cash, in shares of the capital stock or bonds of the corporation or its property, including the shares or bonds of other corporations subject to any provisions of law and of the certificate of incorporation.

         Section 2. Dividends - Reserve Fund. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation and the directors may modify or abolish any such reserve in the manner in which it was created.

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         Section 3. Checks. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

         Section 4. Fiscal Year. The fiscal year of the corporation shall be initially fixed by resolution of the board of directors and may thereafter be amended from time to time by the directors.

         Section 5. Seal. The corporation's seal shall have inscribed thereon the name of the corporation, the year of its organization and the words "Corporate Seal, Delaware." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

         Section 6. Pronouns. Any masculine personal pronoun shall be considered to mean the corresponding feminine or neuter personal pronoun, as the context requires.

         Section 7. Publications. Except with respect to publications in scientific journals, the corporation shall not make, or authorize or permit to be made, any press release or other public announcement, whether written, oral, electronic or other, without the prior written consent of the board of directors. As to scientific journals or other such publications, the corporation shall not submit for publication any articles or data unless it shall have, at least 15 days prior to such submission, presented such articles or data to the members of the board.


                                   ARTICLE IX

                                   AMENDMENTS

                  By-laws may be adopted, amended or repealed by the affirmative vote of a majority of the entire board of directors at any regular or special meeting thereof or by written consent in lieu of such meeting. These by-laws may also be amended or repealed by the stockholders; except that Articles II, III, IV, V, VI and IX of these By-Laws shall not be altered, amended or repealed by the stockholders and no provisions inconsistent therewith shall be adopted by the stockholders without the affirmative vote of eighty percent (80%) of the outstanding stock of the corporation entitled to vote. If any by-law regulating an impending election of directors is adopted, amended or repealed by the board of directors, there shall be set forth in the notice of the next meeting of stockholders for the election of directors the by-law so adopted, amended or repealed, together with a concise statement of the changes made. By-laws adopted by the board of directors are subject to being amended or repealed by the stockholders entitled to vote thereon, in accordance with the required vote as set forth above.



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